EXHIBIT 99.2

ETELIX,COM USA LLC

ETELIX.COM USA LLC

Balance Sheets

(Unaudited)

	March 31,	December 31,
	2018	2017
ASSETS
Current Assets
Cash and cash equivalent	$27,784	$23,266
Accounts receivable	1,996,611	1,099,533
Other current assets	-	132,576
Total Current Assets	2,024,395	1,255,375

Fixed assets, net	286,170	305,031
TOTAL ASSETS	$2,310,565	$1,560,406

LIABILITIES AND MEMBERS´S EQUITY

Current Liabilities
Accounts payable	$1,119,951	$748,542
Loans payable	239,542	227,958
Other current liabilities	550,906	262,581
Total Current Liabilities	1,910,399	1,239,081

Long-term loans payable – related parties	90,837	136,037
TOTAL LIABILITIES	2,001,236	1,375,118

MEMBERS' EQUITY
Membership equity	853,515	748,515
Accumulated deficit	(544,186)	(563,227)
Total Members’ Equity	309,329	185,288

TOTAL LIABILITIES AND MEMBERS´ EQUITY	$2,310,565	$1,560,406

The accompanying notes are an integral part of these unaudited financial statements.

ETELIX.COM USA LLC

Statements of Operations

 (Unaudited)

	Three months ended
	March 31,
	2018	2017

Revenue	$2,180,165	$1,874,154
Cost of revenue	(1,967,159)	(1,684,264)
Gross profit	213,006	189,890

Operating Expenses
General and administrative	123,976	160,205
Total operating expenses	123,976	160,205

Other income (expense)
Other income	-	-
Other expense	(12,935)	-
Interest expense	(57,054)	(18,324)
Total other income (expense)	(69,989)	(18,324)

Net income before taxes	19,041	11,361
Income tax expense	-	-
Net income	$19,041	$11,361

The accompanying notes are an integral part of these unaudited financial statements.

ETELIX.COM USA LLC

Statements of Cash Flows

 (Unaudited)

	Three months ended
	March 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$19,041	$11,361
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and Amortization	18,861	18,861
Changes in operating assets and liabilities:
Accounts receivable	(897,078)	(378,721)
Other current assets	132,576	83,365
Accounts payable	371,409	76,956
Other current liabilities	288,325	112,161
Net cash used in operating activities	(66,866)	(76,017)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	-	-
Net cash used in investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITY:
Capital contribution	59,800	-
Loan payable	133,000	82,625
Repayment of loan payable	(121,416)	(15,998)
Net cash provided by financing activity	71,384	66,627

Net change in cash and cash equivalents	4,518	(9,390)
Cash and cash equivalents - Beginning of period	23,266	17,885
Cash and Cash Equivalents - end of Period	$27,784	$8,495

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$57,054	$18,324

NON CASH INVESTING AND FINANCING ACTIVITIES
Related party debt forgiveness	$45,200	$-

The accompanying notes are an integral part of these unaudited financial statements.

ETELIX.COM USA LLC

Notes to the Unaudited Financial Statements

March 31, 2018

NOTE 1 -ORGANIZATION AND DESCRIPTION OF BUSINESS

ETELIX,COM USA LLC (the “Company”) is a Florida corporation incorporated on September 30, 2008.

The Company has been engaged in the business of telecommunication services as a wholesale carrier of voice and data for other telecom companies around the World with more than 150 active interconnection agreements with mobile companies, fix line companies and other wholesale carriers.

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements.

In the opinion of the company’s management, the accompanying unaudited interim financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the company as of March 31, 2018 and the results of operations and cash flows for the periods presented. The results of operations for the three months ended March 31, 2018 are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited interim financial statements should be read in conjunction with the audited financial statements and related notes thereto included in Exhibit 99.1 of the Form 8-K Amendment 1, as filed with the SEC on December 14, 2018

Use of Estimates

The preparation of financial statements in conformity with GAAP in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Accounts Receivable and Allowance for Uncollectible Accounts

Substantially all of the Company’s accounts receivable balance is related to trade receivables. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company reviews its allowance for doubtful accounts daily, past due balances over 60 days and a specified amount are reviewed individually for collectability. Account balances are charged off after all means of collection have been exhausted and the potential for recovery is considered remote. As of March 31, 2018, and December 31, 2017, the Company had no valuation allowance for doubtful accounts for the Company’s accounts receivable and recorded no bad debt expense.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  In addition, as of March 31, 2018, the Company had accumulated deficit of $544,186 and net cash used in operating activities of $66,866 for the three months ended March 31, 2018.  These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its business plan and eventually attain profitable operations.

During the next year, the Company's foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and marketing expenses.  The Company may experience a cash shortfall and be required to raise additional capital.

Historically, the Company has relied upon funds from its members. Management may raise additional capital through future public or private offerings of the Company's stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company's failure to do so could have a material and adverse effect upon its operations and its members.

NOTE 4 – OTHER CURRENT ASSETS

Other current assets at March 31, 2018 and December 31, 2017, consist of the following:

	March 31,	December 31,
	2018	2017
Other receivable	$-	$124,484
Prepaid expenses	-	8,092
	$-	$132,576

NOTE 5 – FIXED ASSETS, NET

Fixed assets, net at March 31, 2018 and December 31, 2017, consist of the following:

	March 31,	December 31,
	2018	2017
Telecommunication equipment	$245,260	$245,260
Telecommunication software	400,903	400,903
Total fixed assets	646,163	646,163
Accumulated depreciation and amortization	(359,993)	(341,132)
Total Fixed assets	$286,170	$305,031

Depreciation expense for the three months ended March 31, 2018 and 2017 amounted to $18,861 and $18,861, respectively.

NOTE 6 –LOANS PAYABLE

Loans payable at March 31, 2018 and December 31, 2017 consist of the following:

	March 31,	December 31,		Interest
	2018	2017	Term	rate
APP Group Inter	$1,390	$1,390	Note was issued on June 28, 2017 and due in December 17, 2017	32.0%
Complete Business Solutions_2	-	34,438	Note was issued on November 14, 2017 and due in May 3, 2018	28.6%
Advantage Platform Services_3	132,420	192,130	Note was issued on December 19, 2017 and due in October 18, 2018	31.5%
Advantage Platform Services_4	63,732	-	Note was issued on February 2, 2018 and due in October 1, 2018	31.0%
DMKA LLC	42,000	-	Note was issued on March 9, 2018 and due in July 28, 2018	28.6%
Total	239,542	227,958
Less : Current portion of loans payable	239,542	227,958
Long-term loans payable	$-	$-

During the three months ended March 31, 2018 and 2017, the Company borrowed $133,000 and $82,625, respectively, and repaid the principal amount of $121,416 and $15,998 and interest expense of $57,054 and $18,324, respectively.

NOTE 7 – OTHER CURRENT LIABILITIES

Other current liabilities at March 31, 2018 and December 31, 2017, consist of the following:

	March 31,	December 31,
	2018	2017
Accrued liabilities	$372,531	$118,152
Salary payable	153,030	137,348
Other payable	25,345	7,081
	$550,906	$262,581

NOTE 8 – MEMBERS’ EQUITY

During the three months ended March 31, 2018 and 2017, the Company received capital contributions of $59,800 and $0, respectively. During the three months ended March 31, 2018, loan payable – related parties of $45,200 was forgiven.

NOTE 9 - RELATED PARTY TRANSACTIONS

Loans payable – related parties

	March 31,	December 31,		Interest
	2018	2017	Term	rate
Alonso Van Der Biest	$80,200	$80,200	Note was issued on June 12, 2015 and due in June 11, 2019	16.5%
Alvaro Quintana	10,637	10,837	Note was issue on September 30, 2016 and due in September 29, 2019	0%
Leandro Iglesias	-	45,000
Total	90,837	136,037
Less: Current portion of loans payable	-	-
Long-term loans payable	$90,837	$136,037

NOTE 10 - SUBSEQUENT EVENTS

Membership Interest Purchase Agreements and Reorganization

On June 25, 2018 (the “Effective Date”), the Company entered into a membership purchase agreement with iQSTEL Inc. (“iQSTEL”) and became a 100% subsidiary of iQSTEL.

Pursuant to the terms of the membership interest purchase agreement, iQSTEL issued 13,751,875 shares of its unregistered common stock to the members of Etelix in exchange for their memberships interests in Etelix and as a result of the Purchase Agreements, Etelix became a wholly owned subsidiary of iQSTEL.